AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       TANGER FACTORY OUTLET CENTERS, INC.

                              --------------------

         The corporation hereby amends and restates its Articles of Incorporation as follows:

                                    ARTICLE I

         The name of the corporation shall be TANGER FACTORY OUTLET CENTERS, INC.

                                   ARTICLE II

A. The number of shares that the corporation is authorized to issue is 76 million shares, divided into three classes, as follows: 50 million Common Shares with a par value of $0.01 per share (the "Common Shares"), 25 million Excess Shares with a par value of $0.01 per share (the "Excess Shares") and one million Preferred Shares with a par value of $0.01 per share (the "Preferred Shares"). The preferences, limitations and relative rights of each class of shares are as follows:

B.       Common Shares.

         1. Dividend Rights. Subject to the preferential dividend rights of the Preferred Shares, if any, as may be determined by the Board of Directors of the corporation pursuant to paragraph D of this Article II, the holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Directors of the corporation.

         2. Rights Upon Liquidation. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Directors of the corporation pursuant to paragraph D of this Article II, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the corporation, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Equity Shares, that portion of the assets of the corporation available for distribution to its shareholders as the number of Common Shares held by such holder bears to the total number of Common Equity Shares then outstanding.

         3. Voting Rights. The holders of Common Shares shall have unlimited voting rights and each common share shall be entitled to one vote on all matters voted on at a shareholder's meeting.

         4. Restrictions on Ownership and Transfer to Preserve Tax Benefit; Conversion and Exchange For Excess Shares.

                  (a)      Definitions.


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




For the purposes of paragraphs B and C of this Article II, the following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of Common Shares or Excess Shares by a Person who is or would be treated as an owner of such Common Shares or Excess Shares either directly or constructively through the application of Section 544 of the Code, as modified by
         Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Beneficiary" shall mean the beneficiary of the Trust as determined pursuant to subparagraph C(5) of this Article II.
                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Equity Shares" shall mean shares of stock that are either Common Shares or Excess Shares.

                  "Constructive Ownership" shall mean ownership of Common Shares or Excess Stock by a Person who is or would be treated as an owner of such Common Shares or Excess Shares either directly or constructively through the application of Section 318 of the Code, as modified by
         Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Existing Holder" shall mean (i) the Tanger Family Partnership, Stanley K. Tanger and each other Person who is a Beneficial Owner of Common Shares Beneficially Owned by the Tanger Family Partnership or Stanley K. Tanger so long as the Tanger Family Partnership, Stanley K. Tanger or such Person, as the case may be, shall have an Existing Holder Limit in excess of the Ownership Limit and (ii) any other Person (other than an Existing Holder) to whom an Existing Holder transfers Beneficial Ownership of Common Shares causing such transferee to Beneficially Own Common Shares in excess of the Ownership Limit.

                  "Existing Holder Limit" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Equity Shares Beneficially Owned by such Existing Holder immediately after the Initial Public Offering resulting from Beneficial Ownership of Common Equity Shares by the Tanger Family Partnership or Stanley K. Tanger provided, however, that the combined Existing Holder Limit for all Existing Holders in the aggregate, counting each Common Equity Share only once, shall constitute 33% of the outstanding Common Equity Shares, and after any adjustment pursuant to subparagraph B (4)(i) of this Article II, shall mean such percentage of the outstanding
         Common Equity Shares as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding


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



         Common Equity Shares Beneficially Owned by such Existing
         Holder immediately following the Transfer or other event pursuant to which such Existing Holder becomes an Existing Holder, and after any adjustment pursuant to subparagraph B(4)(i) of this Article II, shall mean such percentage of the outstanding Common Equity Shares as so adjusted. From the date of the Initial Public ffering and Oprior to the Restriction Termination Date, the secretary of the corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

                  "Initial Public Offering" shall mean the sale of Common Shares pursuant to the corporation's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

                  "IRS" means the United States Internal Revenue Service.

                  "IRS Ruling Satisfactory To The Corporation" shall mean a ruling by the IRS, in form and substance satisfactory to the Board of Directors of the corporation in their sole discretion, evidenced by a resolution passed by such Board of Directors and filed with the secretary of the corporation, that the issuance by the corporation of Excess Shares and the immediate conversion of Common Shares into such Excess Shares will not cause the corporation to fail to satisfy the organizational and operational requirements that must be met to qualify for treatment as a REIT.

                  "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of the Common Shares on the trading day immediately preceding the relevant date, or if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Board of Directors of the corporation.

                  "Ownership Limit" shall initially mean 4% of the outstanding Common Equity Shares of the corporation, and after any adjustment as set forth in subparagraph B(4)(j) of this Article II, shall mean such greater percentage (but not more than 9.8%) of the outstanding Common Equity Shares as so adjusted.

                  "Partnership Agreement" shall mean the Agreement of Limited Partnership of Tanger Properties Limited Partnership, of which the corporation is the sole general partner, dated as of May 24, 1993, as such agreement may be amended from time to time.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section




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




         642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Common Shares provided that the ownership of Common Shares by such underwriter would not result in the corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the corporation failing to qualify as a REIT.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Shares, if such Transfer had been valid under subparagraph B(4)(b) of this Article II.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Common Equity Shares if such Transfer had been valid under subparagraph B(4)(b) of this Article II.

                  "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

                  "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors of the corporation determines that it is no longer in the best interests of the corporation to attempt to, or continue to, qualify as a REIT.

                  "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Equity Shares, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Equity Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Common Equity Shares), and whether by operation of law or otherwise.

                  "Trust" shall mean the trust created pursuant to subparagraph C(1) of this Article II.

                  "Trustee" shall mean the corporation as trustee for the Trust, and any successor trustee appointed by the corporation.

                  "Units" shall mean the units into which partnership interests of Tanger Properties Limited Partnership are divided, and as the same may be adjusted, as provided in the Partnership Agreement.

                  (b)      Restriction on Ownership and Transfers.


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


                           (i)      Except as provided in subparagraph B(4)(l)
of this Article II, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Common Shares in excess of the Ownership Limit, no Existing Holder shall Beneficially Own Common Shares in excess of the Existing Holder Limit for such Existing Holder and no Person shall Constructively Own Common Shares in excess of 9.8% of the outstanding Common Equity Shares.

                           (ii)     Except as provided in subparagraph B(4)(l)
of this Article II, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange ("NYSE")), that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares.

                           (iii)    Except as provided in subparagraph B(4)(l)
of this Article II, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Existing Holder Beneficially Owning Common Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Common Shares.

                           (iv)     Except as provided in subparagraph B(4)(l)
of this Article II, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Common Shares in excess of 9.8% of the outstanding Common Equity Shares shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended transferee shall acquire no rights in such Common Shares.

                           (v)      Except as provided in subparagraph B(4)(l)
of this Article II, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the Common Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares.

                           (vi)     Notwithstanding any other provisions
contained in this Article II, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer


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




(whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the corporation from such tenant would cause the corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the Common Shares or other event which would cause the corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Common Shares.

                           (vii)    It is expressly intended that the
restrictions on ownership and transfer described in this subparagraph B(4) of
Article II shall apply to the exchange rights provided in Section 8.4 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of Tanger Properties Limited Partnership shall not be entitled to effect an exchange of an interest in Tanger Properties Limited Partnership into Common Equity Shares if the direct or beneficial or Beneficial or Constructive ownership of Common Shares would be prohibited under the provisions of this Article II, and no Person shall be deemed to Beneficially or Constructively Own Common Shares for which Units are exchangeable, so long as such Units are not then exchangeable into Common Shares.

                  (c)      Conversion Into and Exchange For Excess Shares.

                           (i)      The provision in this subparagraph B(4)(c)
shall take effect only if the IRS Ruling Satisfactory To The Corporation has been obtained.

                           (ii)     If, notwithstanding the other provisions
contained in this Article II, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the corporation, or other event such that one or more of the restrictions on ownership and transfers described in subparagraph B(4)(b), above, has been violated then the Common Shares being Transferred (or in the case of an event other than a Transfer, the shares owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of Excess Shares.
Such conversion shall be effective as of the close of business on the business day prior to the date of such Transfer or other event.

                  (d) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph B(4)(b) of this Article II or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution),



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



Beneficial Ownership or Constructive Ownership of any shares of the corporation in violation of subparagraph B(4)(b) of this Article II, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the corporation to redeem shares refusing to give effect to such Transfer on the books of the corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph B(4)(b) of this Article II (1) if the IRS Ruling has not yet occurred, shall be void AB INITIO, or (2) if the IRS Ruling has occurred, shall automatically result in the conversion described in subparagraph B(4)(c), in either case irrespective of any action (or non-action) by the Board of Directors.

                  (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of subparagraph B(4)(b) of this Article II, or any Person who is a transferee such that Excess Shares result under subparagraph B(4)(c) of this Article II, shall immediately give written notice to the corporation of such event and shall provide to the corporation such other information as the corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the corporation's status as a REIT.

                  (f) Owners Required To Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial Owner or Constructive Owner shall provide to the corporation such information that the corporation may request, in good faith, in order to determine the corporation's status as a REIT.

                  (g) Remedies Not Limited. Nothing contained in this Article II (but subject to paragraph G of this Article II) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the corporation and the interests of its shareholders by preservation of the corporation's status as a REIT.

                  (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph B(4) of this Article II, including any definition contained in subparagraph B(4)(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph B(4) with respect to any situation based on the facts known to it (subject, however, to the provisions of paragraph G of this Article II).

                  (i) Subject to the limitations provided in subparagraph B(4)(k), any Existing Holder may reduce its Existing Holder Limit and increase or create, as the case may be, an Existing Holder Limit of another Person in connection with a Transfer of Common Shares (the "Transferred Securities") by such Existing Holder as follows:

                           (i)      The Existing Holder Limit of the transferee
of such Transferred Securities, and of each Person who would Beneficially Own such Transferred Securities after such

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



Transfer but who did not Beneficially Own such Transferred Securities prior to such Transfer (each a "Transferee"), shall be the lesser of (i) the percentage of the outstanding Common Equity Shares Beneficially Owned by such Transferee after such proposed Transfer and (ii) the maximum Existing Holder Limit permitted for such Transferee under subparagraph b(4)(k) after giving effect to the proposed Transfer and subparagraph b(4)(i)(ii); provided that no such adjustment to an Existing Holder Limit shall result in any Person having an Existing Holder Limit less than the Ownership Limit or greater than 33%.

                           (ii)     The Existing Holder Limit of the transferor
of such Transferred Securities and of each Person whose Beneficial Ownership would decrease following such Transfer (each, a "Transferor"), shall be decreased to the percentage of outstanding Common Equity Shares Beneficially Owned by each such Transferor after giving effect to such Transfer, but no such decrease shall reduce the Existing Holder Limit of any Transferor below the Ownership Limit.

                           (iii)    The Transferor shall give the Board of
Directors written notice of such proposed Transfer.

                           (iv)     At the request and with the consent of all
Persons whose Existing Holder Limits are affected by a Transfer, the Board of Directors may further adjust the Existing Holder Limit for each such Person.

                  (j) Modification of Ownership Limit. Subject to the limitations provided in subparagraph B(4)(k), the Board of Directors may from time to time increase the Ownership Limit.

                  (k)      Limitations on Modifications.

                           (i)      Neither the Ownership Limit nor any Existing
Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Shares (including all of the then Existing Holders) could (taking into account the Ownership Limit and the Existing Holder Limit) Beneficially Own, in the aggregate, more than 49% of the outstanding Common Equity Shares.

                           (ii)     Prior to the modification of any Existing
Holder Limit or Ownership Limit pursuant to subparagraphs B(4)(i) or B(4)(j) of this Article II, the Board of Directors of the corporation may require such rulings from the Internal Revenue Service, opinions of counsel, affidavits, representations, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the corporation's status as a REIT.

                           (iii)    No Existing Holder Limit shall be reduced
to a percentage which is less than the Ownership Limit.

                           (iv)     The Ownership Limit may not be increased
to a percentage which is greater than 9.8%.


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

                  (l)      Exceptions.

                           (i)      Subject to subparagraph B(4)(b)(vi), the
Board of Directors, in its sole discretion, may exempt a Person from the Ownership Limits or the Existing Holder Limits, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Common Shares will violate the Ownership Limit or the applicable Existing Holder Limit, as the case may be, and agrees that, if the IRS Ruling Satisfactory To The Corporation has been obtained, any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this subparagraph B(4) of this
Article II) or attempted violation will result in such Common Shares being exchanged for Excess Shares in accordance with subparagraph B(4)(c) of this
Article II.

                           (ii)     Subject to subparagraph B(4)(b)(vi), the
Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Common Shares in excess of 9.8% of the outstanding Common Equity Shares, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of the corporation and the corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that, if the IRS Ruling Satisfactory To The Corporation has been obtained, any violation or attempted violation will result in such Common Shares in excess of 9.8% of the outstanding Common Equity Shares being exchanged for Excess Shares in accordance with subparagraph B(4)(c) of this Article II.

                           (iii)    Prior to granting any exception pursuant to
subparagraph B(4)(l)(i) or (ii) of this Article II, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the corporation's status as a REIT.

         5. Legend. Each certificate for Common Shares shall bear the following legend:

                  "The corporation is authorized to issue three classes of capital stock which are designated as Common Shares, Excess Shares and Preferred Shares. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Shares before the issuance of any Preferred Shares. The corporation will furnish, without charge, to any shareholder making a written request therefor, a copy of the corporation's articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for such written statement may be directed to Tanger Factory Outlet Centers, Inc., 1400 West Northwood Street, P.O. Box 29168, Greensboro, N.C. 27408.


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



                  The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own Common Shares in excess of 4% (or such greater percentage as may be determined by the Board of Directors of the corporation) of the outstanding Common Equity Shares of the corporation (unless such Person is an Existing Holder) and no Person may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Equity Shares of the corporation, with certain exceptions set forth in the corporation's articles of incorporation. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations must immediately notify the corporation. All capitalized terms in this legend have the meanings defined in the corporation's articles of incorporation. Transfers in violation of the restrictions described above may be void AB INITIO.

                  In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Common Shares represented hereby may be automatically exchanged for Excess Shares which will be held in trust by the corporation. The corporation has an option to acquire Excess Shares under certain circumstances. The corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Shares. Requests for such statement may be directed to Tanger Factory Outlet Centers, Inc., 1400 West Northwood Street, Greensboro, N.C. 27408."

         6. Severability. If any provision of this Article II or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

C.       Excess Shares.

         1. Ownership in Trust. Upon any purported Transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Excess Shares pursuant to subparagraph B(4)(c) of this Article II, such Excess Shares shall be deemed to have been transferred to the corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to subparagraph C(5). Excess Shares so held in trust shall be issued and outstanding stock of the corporation. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in subparagraph C(5) of this Article II. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in subparagraph C(5).

         2. Dividend Rights. Excess Shares shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the corporation that the Common Shares have been converted into Excess Shares shall be repaid to the corporation upon demand.


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


         3. Rights Upon Liquidation. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Directors of the corporation pursuant to paragraph D of this Article II, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the corporation, each holder of Excess Shares shall be entitled to receive, ratably with each other holder of Common Equity Shares, that portion of the assets of the corporation available for distribution to its stockholders as the number of the Excess Shares held by such holder bears to the total number of Common Equity Shares then outstanding. The corporation, as holder of the Excess Shares in trust, or if the corporation shall have been dissolved, any trustee appointed by the corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the corporation.

         4. Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by law).

         5.       Restrictions On Transfer; Designation of Beneficiary.

                  (a) Excess Shares shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of Excess Shares held by the Trust attributable to a purported Transfer that resulted in the issuance of Excess Shares), if (i) the Excess Shares held in the Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Shares in the purported Transfer that resulted in the issuance of Excess Shares, or (y) if the Transfer or other event that resulted in the issuance of Excess Shares was not a transaction in which the Purported Beneficial Transferee gave value for such Excess Shares, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Shares. Upon such transfer of an interest in the Trust, the corresponding Excess Shares in the Trust shall be automatically exchanged for an equal number of Common Shares and such Common Shares shall be transferred of record to the transferee of the interest in the Trust if such Common Shares would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the corporation of the intended transfer and the corporation must have waived in writing its purchase rights under subparagraph C(6) of this Article II.

                  (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph C(5)(a) of this
Article II, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the corporation.

         6. Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created the issuance of such Excess Shares (or, if the Transfer or other event that resulted in the issuance of Excess Shares was not a transaction in which the Purported Beneficial Transferee gave value for such Excess Shares, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Shares) and (ii) the Market Price on the date the corporation, or its designee, accepts such offer. The corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of Excess Shares has occurred, if the corporation does not receive a notice of such Transfer or other event pursuant to subparagraph B(4)(e) of this Article II. The corporation may appoint a special trustee of the trust established under subparagraph C(1) for the purpose of consummating the purchase of Excess Shares by the corporation.

D. Preferred Shares. Prior to the issuance of any Preferred Shares, the Board of Directors of the corporation shall determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Shares. Such determination shall be made within the limits and as provided in the North Carolina Business Corporation Act.

E. Exchange of Units. The Board of Directors of the corporation is hereby expressly vested with authority to issue, and shall issue, to the extent that such issuance will not result in a violation of subparagraph B(4)(b) of Article II hereunder, Common Shares in exchange for Units, pursuant to the Partnership Agreement, so long as the corporation remains the general partner of Tanger Properties Limited Partnership.

F. Reservation of shares. Pursuant to the obligations of the corporation under the Partnership Agreement to issue Common Shares in exchange for Units, the Board of Directors is hereby required to reserve a sufficient number of authorized but unissued Common Shares to permit the corporation to issue Common Shares in exchange for Units that may be exchanged for Common Shares pursuant to the Partnership Agreement.

G. Nothing in this Article II shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

H. Series A Cumulative Convertible Redeemable Preferred Shares. There is hereby established the following series of authorized preferred shares having a par value of $0.01 per share, which shall be designated as "Series A Cumulative Convertible Redeemable Preferred Shares" and which shall consist of 345,000 Series A Preferred Shares having the following preferences, limitations and relative rights:

         1.       Certain Definitions.

         Unless the context otherwise requires, for purposes of this Paragraph H of this Article II the following terms shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         Accumulated Funds from Operations. The term "Accumulated Funds from Operations" shall mean, on a consolidated basis, the corporation's income (loss) before extraordinary items and minority interests and gains (losses) on sale of properties, plus depreciation and amortization as such terms are determined on a basis consistent with generally accepted accounting principles and increased or decreased (as applicable) for adjustments for other non-cash items as such items are determined on a basis consistent with the corporation's financial reporting practices for the period beginning on June 4, 1993 and ending on the last day of the calendar quarter immediately preceding the date of determination, less (i) that portion of the amount so determined allocable to minority interests in Tanger Properties Limited Partnership (and in any other majority owned subsidiary of the corporation), if any, (ii) dividends and other distributions (other than distributions of the corporation's own shares) made by the corporation with respect to any of its capital stock prior to the date of determination and (iii) dividends payable with respect to the Series A
Preferred Shares, or any other shares ranking senior to or on a parity with the Series A Preferred Shares as to payment of dividends which are in arrears and unpaid on the date of determination.

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Common Shares, Series A Preferred Shares or Excess Series A Preferred Shares by a Person who is or would be treated as an owner of such Common Shares, Series A Preferred Shares or Excess Series A Preferred Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         Beneficiary. The term "Beneficiary" shall mean the beneficiary of the Trust as determined pursuant to subparagraph H(9)(d).

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Common Equity Shares. The term "Common Equity Shares" shall mean shares of stock that are either Common Shares or Excess Shares.

         Common Share Conversion. The term "Common Share Conversion" shall mean a conversion of Series A Preferred Shares into Common Shares, as provided in subparagraph H(6) hereof.

         Common Share Conversion Price. The term "Common Share Conversion Price" shall have the meaning set forth in subparagraph H(6)(b) below.

         Common Shares. The term "Common Shares" shall mean the corporation's authorized

Common Shares with a par value of $.01 per share.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Common Shares, Series A Preferred Shares or Excess Series A Preferred Shares by a Person who is or would be treated as an owner of such Common Shares, Series A Preferred Shares or Excess Series A Preferred Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         Corporation Induced Event. The term "Corporation Induced Event" shall mean either (i) the election by one or more holders of Series A Preferred Shares to convert all or a portion of such Series A Preferred Shares into Common Shares, or (ii) the redemption or purchase by the corporation of all or a portion of the outstanding Series A Preferred Shares.

         Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph H(2)(b) below.

         Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Series A Preferred Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, a Dividend Payment Date to, but not including, the next Dividend Payment Date.

         Excess Series A Preferred Shares. The term "Excess Series A Preferred Shares" shall mean that series of capital stock of the corporation described in subparagraph H(9).

         Existing Holder Limit. The term "Existing Holder Limit" shall have the meaning assigned to such term in subparagraph B(4) of this Article.

         IRS. The term "IRS" shall mean the United States Internal Revenue Service.

         IRS Ruling Satisfactory to the Corporation. The term "IRS Ruling Satisfactory To The Corporation" shall mean a ruling by the IRS, in form and substance satisfactory to the Board of Directors of the corporation in their sole discretion, evidenced by a resolution passed by such Board of Directors and filed with the secretary of the corporation, that the issuance by the corporation of Excess Series A Preferred Shares and the immediate conversion of Series A Preferred Shares into such Excess Series A Preferred Shares will not cause the corporation to fail to satisfy the organizational and operational requirements that must be met to qualify for treatment as a REIT.

         Liquidation Preference. The term "Liquidation Preference" shall mean $250.00 per share of the Series A Preferred Shares, plus an amount equal to all accrued and unpaid dividends thereon to the date of any liquidation, dissolution, or winding up of the affairs of the corporation.

         Market Price. The term "Market Price" shall mean the last reported sales price of the Series

A Preferred Shares (determined, if necessary, by reference to the last reported sales price of Depositary Shares representing such Series A Preferred Shares) reported on the New York Stock Exchange (the "NYSE") on the trading day immediately preceding the relevant date, or if the Series A Preferred
Shares (or Depositary Shares) are not then traded on the New York Stock Exchange, the last reported sales price of the Series A Preferred Shares
(or Depositary Shares) on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred Shares (or Depositary Shares) may be traded, or if the Series A Preferred Shares (or Depositary Shares) are not then traded over any exchange or quotation system, then the market price of the Series A Preferred Shares (or Depositary Shares) on the relevant date as determined in good faith by the Board of Directors of the corporation.





         Non-Voidable Event. The term "Non-Voidable Event" shall have the meaning set forth in subparagraph H(10)(b).

         Offering. The term "Offering" shall mean the offering and sale of Series A Preferred Shares pursuant to the Corporation's registration statement on Form S-11 (File No. 33-70034) for such Series A Preferred Shares filed under the Securities Act of 1933, as amended.

         Ordinary Cash Distribution. The term "Ordinary Cash Distribution" shall mean a cash dividend or other cash distribution made by the corporation with respect to its Common Shares which is an amount not greater than the corporation's Accumulated Funds from Operations.

         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred Shares provided that the ownership of Series A Preferred Shares by such underwriter would not result in the corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the corporation failing to qualify as a REIT.

         Preferred Share Ownership Limit. The term "Preferred Share Ownership Limit" shall mean, with respect to any Person, the lesser of:

                  (1) Constructive or Beneficial Ownership of 9.8% of the aggregate number of Series A Preferred Equity Shares issued in the Offering;

                  (2) The maximum amount of Series A Preferred Shares which such Person could convert into Common Shares without violating any of the restrictions set forth in subparagraph B(4)(b) of Article II (taking into account any other Common Shares Beneficially Owned by such Person); PROVIDED, HOWEVER, that for purposes of computing the above referenced amount, all shares of Series A Preferred Shares then outstanding shall be considered to have been converted into Common Shares;

                  (3) The maximum amount of Series A Preferred Shares which could be Beneficially Owned by such Person without causing five or fewer Persons to Beneficially Own more than 49% of the total combined value of all of the outstanding stock of the corporation; or

                  (4) The maximum amount of Series A Preferred Shares which could be Constructively Owned by such Person without causing any Person (other than a Person as to which subparagraph B(4)(l)(ii) of Article II applies or a person as to which subparagraph H(8)(h)(2) applies) to Constructively Own more than 9.8% of the total combined value of all of the outstanding stock of the corporation.

         Purported Beneficial Transferee. The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Series A Preferred Shares, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series A Preferred Shares, if such Transfer had been valid under subparagraph H(8)(a).

         Purported Record Transferee. The term "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Series A Preferred Shares, the record holder of the Series A Preferred Shares if such Transfer had been valid under subparagraph H(8)(a).

         Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the corporation at the time a dividend is declared; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

         Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph H(4)(b) below.

         Redemption Price. The term "Redemption Price" shall mean $250.00 per share of the Series A Preferred Shares, plus all accrued and unpaid dividends, if any, thereon to the Redemption Date, except as may be provided below, without interest.

         REIT.  The term "REIT" shall mean a Real Estate Investment Trust under
Section 856 of the Code.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day on which the Board of Directors of the corporation determines that it is no longer in the best interests of the corporation to attempt to, or continue to, qualify as a REIT.

         Series A Preferred Equity Shares. The term "Series A Preferred Equity Shares" shall mean shares that are either Series A Preferred Shares or Excess Series A Preferred Shares.

         Series A Preferred Issue Date. The term "Series A Preferred Issue Date" shall mean the date that Series A Preferred Shares are first issued by the corporation.

         Series A Preferred Shares. The term "Series A Preferred Shares" shall mean the Series A Cumulative Convertible Redeemable Preferred Shares of the corporation established pursuant to this Paragraph H, including fractions thereof.

         Transfer. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Series A Preferred Equity Shares, including (i) the conversion of Series A Preferred Shares into Common Shares,
(ii) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series A Preferred Equity Shares or (iii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series A Preferred Equity Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Series A Preferred Equity Shares), and whether by operation of law or otherwise.

         Trust. The term "Trust" shall mean the trust created pursuant to subparagraph H(9)(a).

         Trustee. The term "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

         2.       Dividends.

                  (a) The record holders of Series A Preferred Shares shall be entitled to receive dividends, when and as declared by the Board of Directors of the corporation, out of funds legally available for payment of dividends. Dividends shall be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year (each, a "Dividend Payment Date"), commencing on February 15, 1994, when and as declared by the Board of Directors of the corporation. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Such dividends shall be payable by the corporation in cash in an amount per whole Series A Preferred Share equal to the greater of (i) $3.9375 per quarter (equivalent to $15.75 per annum) or (ii) the dividend on the Common Shares, or portion thereof, into which such whole Series A Preferred Share is convertible. The amount referred to in (ii) of the immediately preceding sentence shall be determined as of each Dividend Payment Date by multiplying the number of Common Shares, or portion thereof, calculated to the fourth decimal place, into which a whole Series A Preferred Share is convertible at the opening of business on such date by the quarterly dividend payable in respect of a whole

Common Share on such date (or, if no quarterly dividend is payable with respect to the Common Shares on such date, by the most recent quarterly dividend paid in respect of a whole Common Share as of such Dividend Payment Date). The amount of dividends payable in respect of any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable proportionally in respect of fractional Series A Preferred Shares.

                  (b) Dividends on Series A Preferred Shares shall accrue and be cumulative from the Series A Preferred Issue Date in the amount per share set forth in subparagraph H(2)(a). Dividends shall be paid to the holders of record of the Series A Preferred Shares as their names shall appear on the stock transfer records of the corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on Series A Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such Series A Preferred Shares which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.

                  (c) Notwithstanding anything contained herein to the contrary, no dividends on Series A Preferred Shares shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                  (d) If any Series A Preferred Shares are outstanding, no full dividends shall be declared or paid or set apart for payment with respect to any series of preferred shares ranking junior to or on a parity with the Series A Preferred Shares as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and any shares of any series of preferred shares ranking on a parity as to dividends with the Series A Preferred Shares, all dividends declared upon the Series A Preferred Shares and any other such series of preferred shares shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Shares and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Shares and such other series of Parity Shares bear to each other.

                  (e) Except as provided in subparagraph H(2)(d), unless full cumulative dividends on the Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in Common Shares or other capital stock ranking junior to the Series A Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any Common Shares or other capital stock of the corporation ranking junior to or on parity with the Series A Preferred
Shares as to dividends or upon liquidation, dissolution or winding up nor shall any Common Shares or other capital stock of the corporation ranking junior to or on parity with the Series A Preferred Shares as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the corporation (except by conversion into or exchange for other capital stock of the corporation ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up).

                  (f) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Shares, if not paid on a Dividend Payment Date, will accrue whether or not dividends are declared for such Dividend Payment Date, whether or not the corporation has earnings and whether or not there are funds legally available for the payment of such dividends.


                  (g) If, for any taxable year, the corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series A Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series A Preferred Shares for the year bears to the Total Dividends.

         3.       Distributions Upon Liquidation, Dissolution or Winding Up.

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, subject to the prior preferences and other rights of any class or series of preferred shares of the corporation ranking senior to the Series A Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up (which class or series has been approved by the holders of the Series A Preferred Shares in accordance with subparagraph H(5)(a)), but before any distribution or payment shall be made to the holders of Common Shares or other capital stock ranking junior to the Series A Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the corporation, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the corporation legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the corporation in the amount of the Liquidation Preference per share. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the corporation.

                  (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or other winding up the legally available assets of the corporation are insufficient to pay the amount of the Liquidation Preference per share and the corresponding amounts payable on all shares of capital stock ranking on a parity with the Series A Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series A Preferred Shares and all other such capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise be respectively entitled. Neither the consolidation or merger of the corporation into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this subparagraph H(3).

         4.       Redemption by the Corporation.

                  (a) The Series A Preferred Shares may be redeemed for cash, in whole or from time to time in part, at any time on and after December 15, 1998 at the option of the corporation at the Redemption Price.


                  (b) Each date fixed for redemption by the corporation pursuant to subparagraph H(4)(a) above is called a "Redemption Date." If the Redemption Date is after a Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Series A Preferred Shares to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due.

                  (c) In case of redemption of less than all Series A Preferred Shares at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders or by any other equitable method determined by the corporation that will not result in a violation of the Preferred Share Ownership Limit.

                  (d) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the aggregate number of Series A Preferred Shares to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; and (vi) that any conversion rights with respect to such shares shall terminate at the close of business on the third (3rd) Business Day immediately preceding the Redemption Date.

                  (e) If notice has been mailed in accordance with subparagraph H(4)(d) and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares, and all rights of the holders thereof as shareholders of the corporation (except the right to receive from the corporation the Redemption Price and any other amounts payable in respect thereof) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the Redemption Price plus any other amounts payable in respect thereof. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that:

                           (i)     the corporation shall be entitled to receive
from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii)    any balance of monies so deposited by the
corporation and unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                  (g) No Series A Preferred Shares may be redeemed except with funds legally available for the payment of the Redemption Price.

                  (h) Unless full cumulative dividends on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares, and, unless full cumulative dividends on all outstanding Series
A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the corporation shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares (except by conversion into or exchange for capital stock of the corporation ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up).

                  (i) All Series A Preferred Shares redeemed pursuant to this subparagraph H(4) shall be retired and shall be restored to the status of authorized and unissued preferred shares, without designation as to series and may thereafter be reissued as any series of preferred shares.

         5.       Voting Rights.

                  (a) The holders of record of Series A Preferred Shares shall not be entitled to any voting rights except as hereinafter provided in this subparagraph H(5) or as otherwise provided by law. The corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series A Preferred Shares voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Shares as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preferences, limitations or relative rights of the Series A Preferred Shares or the holders thereof; PROVIDED, HOWEVER, that any increase in the amount of authorized Series A Preferred Shares, or any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such preferences, limitations and relative rights.



                  (b) If and whenever dividends payable on Series A Preferred Shares shall be in arrears for six (6) or more consecutive quarterly periods, then the holders of Series A Preferred Shares, voting separately as a group (with such other series of preferred shares as provided in subparagraph H(5)(f) below), shall be entitled at the next annual meeting of the shareholders or at any special meeting of such voting group, to elect two (2) directors who, upon election, shall become directors of the corporation. If the number of directors of the corporation including the two (2) directors elected by the holders of the Series A Preferred Shares does not exceed the maximum number of directors permitted under Article IV hereof, the number of directors of the corporation shall be automatically increased by two. If the number of directors of the corporation including the two (2) directors elected by the holders of the Series A Preferred Shares would, but for this paragraph H(5)(b), exceed the maximum number of directors permitted under Article IV hereof, the two (2) directors elected by the holders of the Series A Preferred Shares shall replace the two (2) directors most recently elected by the holders of Common Shares. The term of office of the two (2) directors being replaced by the two (2) directors elected by the holders of the Series A Preferred Shares shall end on the date of the election of the two (2) directors elected by the holders of the Series A Preferred Shares. The maximum number of directors shall not exceed the maximum number of directors permitted under Article IV hereof. As long as Series A Preferred Shares are outstanding, the Board of Directors shall not fix the number of directors to be elected other than by the Series A Preferred Shares voting as a group at more than thirteen
(13).

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Series A Preferred Shares, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Series A Preferred Shares. Such right of the holders of Series A Preferred Shares to elect directors may be exercised until all dividends to which the holders of Series A Preferred Shares shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, and at which time the right of the holders of Series A Preferred Shares to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

                  (d) At any time when such voting right shall have vested in the holders of Series A Preferred Shares and if such right shall not already have been initially exercised, a proper officer of the corporation shall, upon the written request of any holder of record of Series A Preferred Shares then outstanding, addressed to the Secretary of the corporation, call a special meeting of holders of Series A Preferred Shares. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the corporation or, if none, at a place designated by the Secretary of the corporation. If such meeting shall not be called by the proper officers of the corporation within thirty (30) days after the personal service of such written request upon the Secretary of the corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of Series A Preferred Shares then outstanding may designate in writing a holder of Series A Preferred Shares to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the place for holding annual meetings of the corporation or, if none, at a place designated by such holder. Any holder of Series A Preferred Shares that would be entitled to vote at such meeting shall have access to the stock books of the corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of shareholders.

                  (e) If any of the directors so elected by the holders of Series A Preferred Shares (voting with each other series of preferred shares as provided in subparagraph H(5)(f), if applicable) shall cease to serve as a director before his term shall expire, the holders of Series A Preferred Shares then outstanding (voting with the holders of such other series, if applicable) may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

         (f) If at any time when the holders of Series A Preferred Shares are entitled to elect directors pursuant to the foregoing provisions of this subparagraph H(5) the holders of any one or more additional series of preferred shares are entitled to elect directors by reason of any default or event specified in the Articles of Incorporation as in effect at the time and, if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series A Preferred Shares and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series A Preferred Shares to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the corporation as elsewhere required in subparagraph H(5)(d) above, then a new election shall be held with all such other series of preferred stock and the Series A Preferred Shares voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series A Preferred Shares shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected in part by the holders of Series A Preferred Shares; provided that if at the expiration of such terms the holders of Series A Preferred Shares are entitled to vote in the election of directors pursuant to the provisions of this subparagraph H(5), then the Secretary of the corporation shall call a meeting (which meeting may be the annual meeting or special meeting of shareholders referred to in subparagraph H(5)(c) above) of holders of Series A Preferred Shares for the purpose of electing replacement directors (in accordance with the provisions of this subparagraph H(5) to be held at or prior to the time of expiration of the expiring terms referred to above.

                  (g) In any matter in which the Series A Preferred Shares may vote (as expressly provided herein or as may be required by law), including any action by written consent, each share of Series A Preferred Shares shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Series A Preferred Shares, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote one vote or a whole number of votes (totalling ten (10) votes per share of Series A Preferred Shares).

                  (h) Except as required by law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or have been called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

     6. Conversion Rights. Subject to subparagraphs H(7) and H(8) hereof, the holders of Series A Preferred Shares shall have the right, at their option, to convert such shares into Common Shares on the following terms and conditions:

                 (a) Series A Preferred Shares shall be convertible at any time in whole or from time to time in part (including any fraction thereof having a denomination of 10), except as provided below in the case of Series A Preferred Shares called for redemption, into validly issued, fully paid and nonassessable Common Shares at a conversion price of $27.75 per Common Share (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each Series A Preferred Share will be valued at $250.00 (and any fraction thereof shall be valued at the corresponding fraction of $250.00). The number of Common Shares into which each Series A Preferred Share (or a fraction thereof) may be converted shall be determined by dividing $250 (or the applicable fraction thereof) by the Conversion Price. If any Series A Preferred Shares shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the third (3rd) Business Day immediately preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the Business Day immediately preceding the date that such default is cured.

                  (b) In order to convert Series A Preferred Shares into Common Shares, the holder thereof shall surrender the certificates therefor, duly endorsed if the corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the corporation, at the office of the transfer agent for Series A Preferred Shares, or at such other office as may be designated by the corporation, together with written notice that such holder irrevocably elects to convert such shares or any fraction of a Series A Preferred Share having a denominator of 10. Such notice shall also state the name and address in which such holder wishes the certificate for the Common Shares issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the Series A Preferred Shares to be converted and the notice of election to convert the same, the corporation shall issue and deliver at said office a certificate for the number of whole Common Shares issuable upon conversion of the Series A Preferred Shares surrendered for conversion, together with a cash payment in lieu of any fraction of a Common Share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series A Preferred Shares shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Series A Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the corporation in accordance with the foregoing provision, and the person entitled to receive the Common Shares issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Shares as of such date.

                  (c) In the case of any Series A Preferred Shares converted after the close of business of any Record Date with respect to the payment of a dividend on the Series A Preferred Shares and prior to the opening of business on the corresponding Dividend Payment Date, then, notwithstanding any conversion, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such shares as of such preceding Record Date. Series A Preferred Shares surrendered for conversion during the period from the close of business on any Record Date with respect to the payment of a dividend on the Series A Preferred Shares to the opening of business on the next succeeding Dividend Payment Date shall (except in the case of Series A Preferred Shares which have been previously called for redemption) be accompanied by payment in New York Clearing House funds or other funds acceptable to the corporation of an amount equal to the dividend payable on such Dividend Payment Date on the Series A Preferred Shares being surrendered for conversion. The dividend with respect to any Series A Preferred Shares called for redemption prior to the conversion thereof shall be payable on the applicable Dividend Payment Date to the holder of record of such shares on the related Record Date, notwithstanding the conversion of such Series A Preferred Shares after such Record Date and prior to such Dividend Payment Date, and the holder converting such Series A Preferred Shares called for redemption need not include a payment of such dividend amount upon surrender of such Series A Preferred Shares for conversion. Except as provided in this subparagraph H(6)(c), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on Series A Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion.

                  (d) No fractional Common Shares shall be issued upon conversion of any Series A Preferred Shares. If more than one Series A Preferred Share is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any Series A Preferred Shares would result in the issuance of fractional Common Shares, the corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subparagraph H(6)(e)(6) below, on the last trading day prior to the date of conversion.

                  (e) The Conversion Price shall be adjusted from time to time as follows:

                    (i) If the corporation shall pay or make a dividend or other distribution on Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph H(6)(e), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The corporation will not pay any dividend or make any distribution on Common Shares held in the treasury of the corporation.

                    (ii) If the corporation shall issue additional rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the then current market price per share (determined as provided in subparagraph H(6)(e)(6)) of the Common Shares on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such current market price (determined as provided in subparagraph H(6)(e)(6)) and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (2), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The corporation will not issue any rights or warrants in respect of Common Shares held in the treasury of the corporation during the period so held.

                    (iii) If outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                    (iv) If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in subparagraph H(6)(e)(2), (ii) any Ordinary Cash

Distribution and (iii) any dividend or distribution referred to in subparagraph H(6)(e)(1)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph H(6)(e)(6)) of a Common Share on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series A Preferred Shares) of the portion of the evidences of the indebtedness or assets so distributed applicable to a Common Share and the denominator shall be such current market price of a Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event of a distribution to all holders of Common Shares of rights to subscribe for additional shares of the corporation's capital stock (other than rights described in subparagraph H(6)(e)(2)), the corporation may, instead of making the adjustment in the Conversion Price set forth in this subparagraph H(6)(e)(4), provide that each holder of Series A Preferred Shares who converts such shares shall be entitled to receive upon such conversion, in addition to the applicable number of Common Shares, the number of such rights such holder would have been entitled to receive had such holder converted such shares immediately prior to the record date applicable to such distribution of rights.

                   (v) For the purposes of this subparagraph H(6)(e), the reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon a consolidation or merger to which paragraph H(6)(g) applies) shall be deemed to involve (i) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subparagraph (H)(6)(e)(4) above), and (ii) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" and "the day upon which such subdivision or combination becomes effective," as the case may be, within the meaning of subparagraph H(6)(e)(3) above).

                   (vi) For the purpose of any computation under subparagraphs H(6)(e)(2) and (4) above, the current market price of a Common Share on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commending 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the NYSE, or, if the Common Shares are no longer quoted on such exchange, on the principal national securities exchange on which the Common Shares are then listed or admitted to trading or, if the Common Shares are not quoted on any national securities exchange, the closing sale price of the Common Shares or, in case no reported sale takes place, average of the closing bid and asked prices on Nasdaq or any comparable system, or if the Common Shares are not quoted on Nasdaq or any comparable system, the closing sale price, or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                   (vii) Notwithstanding the foregoing, no adjustment in the Conversion Price for the Series A Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (7) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                   (viii) In the event that, as a result of an adjustment made pursuant to subparagraph H(6), the holder of any Series A Preferred Shares thereafter surrendered for conversion shall become entitled to receive any capital stock other than Common Shares, thereafter the number of shares of such capital stock so received shall be subject to adjustment from time to time in a manner and on terms equivalent as nearly as practicable to the provisions relating to the Series A Preferred Shares contained in subparagraph H(6)(e).

                  (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the corporation shall forthwith make available at the office of the transfer agent for the Series A Preferred Shares a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of Series A Preferred Shares a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (g) If any capital reorganization or reclassification of the capital stock of the corporation, or any consolidation of the corporation with or merger of the corporation into any other corporation, or a sale, transfer or lease of the assets of the corporation as an entirety or substantially as an entirety, shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or other assets relating to or in exchange for such Common Shares, then as a condition of such reorganization, reclassification, merger, consolidation, sale, transfer or lease, any holder of Series A Preferred Shares shall have the right to convert such shares into the number and kind of shares or other securities and the amount and kind of property which such holder would have owned or been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, sale, transfer or lease if such holder had converted such shares immediately prior to the effective date thereof. The provisions of this subparagraph H(6)(g) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or leases.

                  (h) The corporation shall pay any taxes that may be payable in respect of the issuance of Common Shares upon conversion of Series A Preferred Shares, but the corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of Common Shares in the name other than that in which the Series A Preferred Shares so converted are registered, and the corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the corporation the amount of any such taxes, or shall have established to the satisfaction of the corporation that such taxes have been paid.

                  (i) The corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by subparagraphs H(6)(e)(1) through (5), as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (j) The corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares the full number of Common Shares issuable upon the conversion of all Series A Preferred Shares then outstanding. All Common Shares which may be issued upon conversion of Series A Preferred Shares shall be validly issued, fully paid and nonassessable, and the corporation shall endeavor to list such shares on each securities exchange on which the Common Shares are then listed.

                  (k)      In the event that:

                   (i) the corporation shall take any action which would require an adjustment of the conversion price pursuant to subparagraph H(6), or

                   (ii) any capital reorganization of the corporation, reclassification of the capital stock of the corporation, consolidation or merger of the corporation with or into another corporation, or sale, transfer or lease of the assets of the corporation as an entirety or substantially as an entirety to another corporation shall occur; or

                   (iii) the voluntary or involuntary dissolution, liquidation or winding up of the corporation shall occur, the corporation shall cause to be mailed to the holders of record of Series A Preferred Shares at least 15 days prior to the applicable date hereinafter specified a notice stating the proposed record or effective date of the transaction, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such transaction.

         7. Restrictions on Conversion to Common Shares. No Series A Preferred Shares may be converted into Common Shares if such conversion would result in any violation of the restrictions set forth in subparagraph B(4)(b) of Article II, and holders of Series A Preferred Shares shall have no right to acquire Common Shares (through conversion or otherwise) which would be prohibited under subparagraph B(4)(b) of Article II, or elsewhere in these Articles of Incorporation.

         8. Restrictions on Ownership and Transfer to Preserve Tax Benefit; Conversion and Exchange for Excess Series A Preferred Shares.

                  (a)      Restriction on Ownership and Transfer.

                   (i) Except as provided in subparagraph H(8)(h), prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own Series A Preferred Shares in excess of the Preferred Share Ownership Limit.

                   (ii) Except as provided in subparagraph H(8)(h), prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), that, if effective, would result in any Person Beneficially Owning Series A Preferred Shares in excess of the Preferred Share Ownership Limit shall be void AB INITIO as to the Transfer of such Series A Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Preferred Share Ownership Limit; and the intended transferee shall acquire no rights in such Series A Preferred Shares.

                   (iii) Except as provided in subparagraph H(8)(h), prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Series A Preferred Shares in excess of the Preferred Share Ownership Limit shall be void AB INITIO as to the Transfer of such Series A Preferred Shares which would be otherwise Constructively Owned by such Person in excess of the Preferred Share Ownership Limit; and the intended transferee shall acquire no rights in such Series A Preferred Shares.

                   (iv) Notwithstanding any other provisions contained in this Paragraph H (other than subparagraph (H)(11), or elsewhere in these Articles of Incorporation, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void AB INITIO as to the Transfer of the Series A Preferred Shares or other event which would cause the corporation to be "closely held" within the meaning of
Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series A Preferred Shares.

             (b) Conversion Into and Exchange For Excess Series A Preferred Shares.

                   (i) The provisions in this subparagraph H(8)(b) shall take effect if and only if (1) the Corporation's Articles of Incorporation have been amended to authorize the issuance of Excess Series A Preferred Shares, and (2) the IRS Ruling Satisfactory To The Corporation has been obtained.

                   (ii) Except to the extent that Series A Preferred Shares are redeemed by the Corporation pursuant to subparagraph H(10), but notwithstanding the other provisions contained in this Paragraph H, if at any time prior to the Restriction Termination Date there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph H(8)(a) would have been violated, then the Series A Preferred Shares being Transferred (or in the case of an event other than a Transfer, the Series A Preferred Shares owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Series A Preferred Shares. Such conversion shall be effective immediately prior to such Transfer or other event.

           (c)  Remedies  For Breach.  If  the   Board of  Directors  or  its
designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph H(8)(a) or that a Person intends to acquire, has purported to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Series A Preferred Shares in violation of subparagraph H(8)(a), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, (1) causing the corporation to redeem such shares at the Market Price thereof determined on the earlier of the date of such redemption or the date of such purported acquisition or Transfer, and upon such other terms and conditions (including limited notice or no notice, except as otherwise required by law) as may be specified by the Board of Directors in its sole discretion, (2) refusing to give effect to such Transfer or other event on the books of the corporation or (3) instituting proceedings to enjoin such Transfer or other event; PROVIDED, HOWEVER, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph H(8)(a), (i) if the requirements of subparagraph H(8)(b)(1) have not been satisfied, shall be void AB INITIO or shall automatically result in the redemption described in subparagraph H(10) (as applicable), or (ii) if the requirements of subparagraph H(8)(b)(1) have been satisfied, shall automatically result in the conversion described in subparagraph H(8)(b) or the redemption described in subparagraph H(10) (as applicable), irrespective of any action (or non-action) by the Board of Directors.

                  (d) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Series A Preferred Shares or other securities in violation of subparagraph H(8)(a) or any Person who owns or will own Excess Series A Preferred Shares as a result of an event under subparagraph H(8)(b), or whose shares of Series A Preferred Shares will be redeemed under subparagraph H(10), shall immediately give written notice to the corporation of such event and shall provide to the corporation such other information as the corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.
                                       32

                  (e) Owners Required To Provide Information. Each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series A Preferred Shares and each Person (including the stockholder of record) who is holding Series A Preferred Shares for a Beneficial Owner or Constructive Owner shall provide to the corporation such information that the corporation may request, in good faith, in order to determine the corporation's status as a REIT.

                  (f) Remedies Not Limited. Nothing contained in this Paragraph H (but subject to subparagraph H(11)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the corporation and the interests of its shareholders by preservation of the corporation's status as a REIT.

                  (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph H, including any definition contained in subparagraph H(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph H(8) with respect to any situation based on the facts known to it (subject, however, to the provisions of subparagraph H(11).

                  (h)      Exceptions.

                   (i) Subject to subparagraph H(8)(a)(4), the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation on a Person Beneficially Owning Series A Preferred Shares in excess of the Preferred Share Ownership Limit if such Person is not an individual or treated as the owner of stock for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Series A Preferred Shares will violate the Preferred Share Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this subparagraph H(8)) or attempted violation will result in such Series A Preferred Shares being exchanged for Excess Series A Preferred Shares in accordance with subparagraph H(8)(b) or will result in such Series A Preferred Shares being redeemed by the Corporation in accordance with subparagraph H(10).


                   (ii) Subject to subparagraph H(8)(a)(4), the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation described in clause 4 of the definition of Preferred Share Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of the corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series A Preferred Shares in excess of the Preferred Share Ownership Limit being exchanged for Excess Series A Preferred Shares in accordance with subparagraph H(8)(b) or will result in such Series A Preferred Shares being redeemed by the Corporation in accordance with subparagraph H(10).
                                       33

                   (iii) Prior to granting any exception pursuant to subparagraph H(8)(h)(1) or (2), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; PROVIDED, HOWEVER, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

                  (i) Legend. Each certificate for Series A Preferred Shares shall bear the following legend:

                  "Tanger Factory Outlet Centers, Inc. (the "Corporation") will furnish, without charge, to any shareholder making a written request therefor, a copy of the Corporation's Articles of Incorporation, as amended from time to time, containing a statement of the preferences, limitations and relative rights applicable to each class of stock of the Corporation, including the Series A Preferred Shares represented hereby. Such requests may be directed to Tanger Factory Outlet Centers, Inc., 1400 West Northwood Street, P.O. Box 28168, Greensboro, NC 27429. The Board of Directors is authorized to determine the preferences, limitations and relative rights of Preferred Shares before the issuance of any such Preferred Shares.

                  "The Series A Preferred Shares represented by this Certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. With certain further restrictions and exceptions set forth in the Corporation's Articles of Incorporation, (i) no Person may own, Beneficially Own or Constructively Own Series A Preferred Shares in excess of the Preferred Share Ownership Limit and (ii) no Person may own Common Shares in excess of the Ownership Limit. Any Person who purports to own, Beneficially Own or Constructively Own Series A Preferred Shares or Common Shares in excess of the above limitations must immediately notify the Corporation. Transfers in violation of the restrictions described above may be void AB INITIO. Subject to the provisions contained in the Articles of Incorporation, the Corporation may redeem such shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a Transfer or other event would violate the restrictions described above. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation.

                  "In addition, upon the occurrence of an event that would otherwise result in a violation of the Preferred Share Ownership Limit, some or all of the Series A Preferred Shares evidenced hereby may be
         (1) automatically redeemed by the Corporation or (2) under certain circumstances, exchanged for Excess Series A Preferred Shares which will be held in trust by the Corporation. The Corporation has an option to acquire Excess Series A Preferred Shares under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a copy of the Corporation's Articles of Incorporation, as amended, containing a complete written statement of the terms and conditions of the Excess Series A Preferred Shares. Such requests may be directed to Tanger Factory Outlet Centers, Inc., 1400 West Northwood Street, P.O. Box 28168, Greensboro, NC 27429."

         9.       Excess Series A Preferred Shares.

                  (a) Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Excess Series A Preferred Shares pursuant to subparagraph H(8)(b), such Excess Series A Preferred Shares shall be deemed to have been transferred to the corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Series A Preferred Shares may later be transferred pursuant to subparagraph H(9)(d). Excess Series A Preferred Shares so held in trust shall be issued and outstanding stock of the corporation. The Purported Record Transferee shall have no rights in such Excess Series A Preferred Shares except the right to designate a transferee of such Excess Series A Preferred Shares upon the terms specified in subparagraph H(9)(d). The Purported Beneficial Transferee shall have no rights in such Excess Series A Preferred Shares except as provided in subparagraph H(9)(d).

                  (b) Dividend Rights. Excess Series A Preferred Shares shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the corporation that shares of Series A Preferred Shares have been converted into Excess Series A Preferred Shares shall be repaid to the corporation upon demand.

                   (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the corporation, each holder of Excess Series A Preferred Shares shall be entitled to receive, ratably with each other holder of Series A Preferred Equity Shares, that portion of the assets of the corporation available for distribution to the holders of Series A Preferred Shares as the number shares of Excess Series A Preferred Shares held by such holder bears to the total number of shares of Series A Preferred Equity Shares then outstanding. The corporation, as holder of the Excess Series A Preferred Shares in trust, or if the corporation shall have been dissolved, any trustee appointed by the corporation prior to its dissolution, shall distribute ratably to the
Beneficiaries of the Trust, when and if determined in accordance with subparagraph H(9)(d), any such assets received in respect of the Excess Series A Preferred Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the corporation.

                (d)   Restrictions On Transfer; Designation of Beneficiary.

                   (i) Except as provided herein, Excess Series A Preferred Shares shall not be transferable. Subject to the last sentence of this clause
(1), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Series A Preferred Shares held by the Trust attributable to a purported Transfer that resulted in the issuance of Excess Series A Preferred Shares), if (i) the Excess Series A Preferred Shares held in the

Trust would not be Excess Series A Preferred Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for the designation of such Beneficiary that reflects a price per share for such Excess Series A Preferred Shares that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Series A Preferred Shares in the purported Transfer that resulted in the issuance of Excess Series A Preferred Shares, or (y) if the Transfer or other event that resulted in the issuance of Excess Series A Preferred Shares was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Series A Preferred Shares, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Series A Preferred Shares. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Series A Preferred Shares in the Trust shall be automatically exchanged for an equal number of shares of Series A Preferred Shares and such Series A Preferred Shares shall be transferred of record to the transferee of the interest in the Trust if such Series A Preferred Shares would not be Excess Series A Preferred Shares in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the corporation of the intended transfer and the corporation must have waived in writing its purchase rights under subparagraph H(9)(e).

                   (ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for the designation of a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph H(9)(d)(1), such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the corporation.

               (e)  Purchase  Right in  Excess  Series  A   Preferred  Shares.
Notwithstanding  the  provisions  of  subparagraph  H(9)(d),   Excess  Series  A
Preferred Shares shall be deemed to have been offered for sale to the corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Excess Series A Preferred Shares (or, if the Transfer or other event that resulted in the issuance of Excess Series A Preferred Shares was not a transaction in which the Purported Beneficial Transferee gave full value for such Excess Series A Preferred Shares, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Excess Series A Preferred Shares) and (ii) the Market Price on the date the corporation, or its designee, accepts such offer. The corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such Excess Series A Preferred Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of Excess Series A Preferred Shares has occurred, if the corporation does not receive a notice of such Transfer or other event pursuant to subparagraph H(8)(d). The corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Excess Series A Preferred Shares by the corporation.

         10. Corporation Induced Events; Redemption of Series A Preferred Shares in Certain Circumstances. Notwithstanding anything to the contrary in subparagraph H(4):

                  (a) Prior to the Restriction Termination Date, if a purported Transfer (whether or
                                       36
not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the corporation or other event would result in a violation of the Preferred Share Ownership Limit and such violation would not occur but for the occurrence of one or more Corporation Induced Events then, immediately prior to the occurrence of such Transfer, change in the capital structure of the corporation or other event, an amount of Series A Preferred Shares (rounded up to the nearest one-tenth of a share) shall be automatically redeemed by the corporation from the actual owner of Series A Preferred Shares which is Beneficially or Constructively Owned by any Person who (but for this subparagraph H(10)) would Beneficially or Constructively Own Series A Preferred Shares in excess of the Preferred Share Ownership Limit after the occurrence of the Transfer, change in the capital structure of the Corporation or other event. The redemption price of each share of Series A Preferred Shares automatically redeemed pursuant to this subparagraph H(10) shall be (i) the price per share paid for the Series A Preferred Shares in the purported Transfer that resulted in the redemption, or
(ii) if the Transfer or other event that resulted in the redemption was not a transaction in which the full value was paid for such Series A Preferred Shares, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the redemption. In either case, dividends which are accrued but unpaid with respect to the redeemed shares as of the date of the purported Transfer or other event that resulted in the redemption shall be paid (except as limited by the next succeeding sentence). Although any such automatic redemption shall in all cases be consummated as described above, the redemption price, including the principal amount thereof and any dividend payable thereon, shall be payable only if and to the extent that such payment could then be made under Section 55-6-40 of the North Carolina Business Corporation Act. Any dividend or other distribution paid prior to the discovery of the corporation that shares of Series A Preferred Shares have been redeemed by the corporation shall be repaid to the corporation upon demand.

                  (b) Prior to the Restriction Termination Date, if (1) the requirements of subparagraph H(8)(b)(1) have not yet been satisfied, (2) there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the corporation or other event (a "Non-Voidable Event") to which subparagraph H(10)(a) would not otherwise apply, and (3) one or more of the restrictions on ownership and transfers described in subparagraph H(8)(a) would be violated upon the occurrence of such Non-Voidable Event then, if and only if such Non-Voidable Event cannot be voided pursuant to subparagraph H(8)(a)(2), (3) or (4) (as applicable), subparagraph H(10)(a) shall apply to such Non-Voidable Event as if it were a Corporation Induced Event.

         11. Settlement. Nothing in this Paragraph H shall preclude the settlement of any transaction entered into through facilities of the NYSE.

         12. Ranking. Any series of shares of the corporation shall be deemed to rank:

                  (a) subject to subparagraph H(5)(a), senior to the Series A Preferred Shares, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Preferred Shares;

                  (b) on a parity with the Series A Preferred Shares, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such series of shares and the Series A Preferred Shares shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

                  (c) junior to the Series A Preferred Shares, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares.

         13.      Exclusion of Other Rights.

         Except as may otherwise be required by law, the Series A Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Paragraph H (as may be amended from time to time). The Series A Preferred Shares shall have no preemptive or subscription rights.

         14.      Headings of Subdivisions.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         15.      Severability of Provisions.


         If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Paragraph H (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Paragraph H (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

                                   ARTICLE III

         The corporation is organized for the purpose of engaging in any lawful business and the corporation shall have all of the powers which corporations organized under the North Carolina Business Corporation Act are permitted to have, whether such powers are permitted or granted by specific statutory authority or by construction of law.

                                   ARTICLE IV

         The business and affairs of the corporation shall be managed by a Board of Directors. The number of directors shall not be less than three nor more than fifteen. The number of directors may be fixed or changed, from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. After shares are issued, only the shareholders may change the range for the size of the Board of Directors or change the Board from a variable-range number of directors to a fixed number of directors or vice versa.

                                    ARTICLE V

         No person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) acts or omissions occurring prior to the effective date of this Article or (iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation of liability. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation. No amendment or repeal of this Article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

         If the North Carolina Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be


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eliminated  or limited to the fullest  extent  permitted  by the  amended  North
Carolina Business Corporation Act.

                                   ARTICLE VI

A. Persons Indemnified. The corporation shall, to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may be amended and supplemented, indemnify officers and directors whom it shall have power to indemnify under said provisions from and against any and all of the fees, expenses, charges, liabilities or obligations referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Without limiting the foregoing, the corporation shall indemnify and hold harmless each of the following described persons, including the estate or personal representative of such person, against any and all of the liabilities and expenses described below:

         1. Any person who serves or has served as a director or officer shall be indemnified against (i) any liability for or obligation to pay expenses, including attorneys' fees (including the costs of investigation and preparation), as incurred by such person in connection with any proceeding arising out of his status as a director or officer or any activities of such person in his capacity as a director or officer and (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to an employee benefit plan) in any such proceeding; PROVIDED that the corporation shall not be required to indemnify any officer for any proceeding by such officer against the corporation unless such proceeding was authorized by the Board of Directors; and

         2. Any person who serves or has served as a director or officer and who, at the request of the corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan shall be indemnified against (i) any liability for or obligation to pay expenses, including attorneys' fees (including the costs of investigation and preparation), as incurred by such person in connection with any proceeding arising out of his status as a director or officer of the corporation and\or as a director, officer, partner, trustee, employee or agent of such other corporation, partnership, joint venture, trust or other enterprise and\or as a trustee or administrator under an employee benefit plan or any activities of such person in any of such capacities and
(ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to an employee benefit plan) in any such proceeding.

         Provided however, such indemnification will not extend to any liability or expense such


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person may incur on account of his activities which, at the time taken, were known or believed by him to be clearly in conflict with the best interests of the corporation.

         The term "proceeding" as used herein includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (and any appeal therein), whether formal or informal and whether or not brought by or on behalf of the corporation.

B. Board Assistance. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the corporation to pay, and to have the corporation pay, the indemnification required by this Article. To the extent required by law, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

C. Contract Right; Reliance Upon Corporation's Indemnification. Any person who at any time after the effective date of these Articles of Incorporation serves or has served in a capacity that would entitle him to be indemnified under the foregoing provisions of this Article shall be deemed to be serving, or to have served, in such capacity in reliance upon, and as consideration for, the corporation's agreement to provide the indemnification described in this Article. Any such person, or his legal representative, shall have a right to require the corporation to provide the indemnification described herein. The rights provided in this Article shall be contract rights fully enforceable by each beneficiary thereof, and shall be in addition to, and not exclusive of, any other right to indemnification provided by contract or under applicable law.

D. Expenses of Enforcing Indemnification. The corporation agrees to and shall reimburse and shall advance (against notice) any person for whom indemnification is provided pursuant to this Article for all costs, expenses and attorneys' fees (including the costs of investigation and preparation) as incurred by such person in connection with the enforcement of such person's right to the indemnification granted hereunder. Such reimbursable amounts shall be recoverable in any action brought to enforce the right to the indemnification granted by this Article.

                                   ARTICLE VII

         The street address of the initial registered office of the corporation in the State of North Carolina is 1400 West Northwood Street, Greensboro, North Carolina 27408. The county in which said registered office is located is the County of Guilford. The mailing address of such registered office is P.O. Box 29168, Greensboro, North Carolina 27429. The name of the initial registered agent of the corporation at such address is Stanley K. Tanger.

                                  ARTICLE VIII


         The name of the incorporator is Stanley K. Tanger and his address is 1400 West Northwood Street, Greensboro, North Carolina 27408.


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